Exhibit 99.1

NEWS

Cooper Tire to Acquire Majority Interest in China Joint Venture
for Truck and Bus Radial (TBR) Tire Production

FINDLAY, Ohio, Jan. 6, 2016 – Cooper Tire & Rubber Company (NYSE: CTB), a global tire design, manufacturing and marketing company, today announced that it has entered into an agreement to purchase a majority of China-based Qingdao Ge Rui Da Rubber Co., Ltd. (GRT). Cooper will own 65 percent of the entity, which will be renamed Cooper Qingdao Tire Co., Ltd. (CQT), for approximately 600 million RMB or $93 million USD including the acquisition and initial investments in the operation. The transaction is expected to close during the first half of 2016 pending certain permits and approvals by the Chinese government.

CQT is expected to serve as a global source of truck and bus radial (TBR) tire production for Cooper including Roadmaster brand tires for the North American market as well as TBR tires for Asia and other markets. Passenger car radial (PCR) tires may also be manufactured at the facility in the future. It is estimated that at full capacity, CQT will be capable of producing approximately 2.5 million to 3 million TBR tires annually and nearly the same number of PCR tires within the existing one million-square-foot production facility, with room for further expansion at the location.

GRT is located north of Qingdao in northeast China and currently employs approximately 600 workers. It was established in 2014 after Qingdao Yiyuan Investment Co., Ltd. (QYI) purchased the assets of the then idle facility. QYI’s founder, Executive Director and General Manager is long-time tire industry veteran Li Zhihua, who is also a professor at Qingdao University of Science and Technology. QYI has established production at GRT with an initial focus on TBR tires and has put in place an experienced management team backed by a skilled workforce with extensive tire industry expertise.

“Cooper is excited to take this positive step to secure additional TBR tire supply and further our Asia growth strategy,” said Brad Hughes, Cooper’s Chief Operating Officer. “After a comprehensive review of options, we are pleased to have reached this agreement, which meets our goal of finding a new source of high quality, cost competitive TBR tires for North America and Asia. As we have previously stated, achieving our goals for growth will likely require a series of actions and today’s announcement is certainly a significant one,” Hughes concluded.

“The team at GRT is very impressive with deep industry and technical knowledge,” said Cooper Chairman, Chief Executive Officer and President Roy Armes. “There’s a strong workforce, facilities that we can continue to expand with further capital, and a management team that is focused on the current opportunity in TBR tires as well as our wider growth plans for Asia. This is a great strategic fit within our existing and highly productive worldwide manufacturing network and will allow us to further optimize our global footprint. We welcome the GRT team to the Cooper family and look forward to many years of success together in the future as CQT.”

Li Zhihua said, “After a lengthy evaluation process to identify the best partner, we are pleased to team up with Cooper, a global tire industry leader with a 100-year heritage of success. We look forward to working with Cooper to maximize the opportunity we have together to drive continued innovation and expand manufacturing of quality TBR tires and other products.”

Upon closing, CQT will join seven other tire manufacturing facilities in the Cooper family of companies with three U.S. plants in Findlay, Ohio; Texarkana, Arkansas and Tupelo, Mississippi, as well as facilities in Kunshan, China; Melksham, England; Krusevac, Serbia and a joint venture plant near Guadalajara, Mexico.

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Cooper – GRT Agreement—2

Conference Call for Investors Today at 9 a.m. EST

Cooper will host a conference call for investors to discuss the joint venture today at 9 a.m. EST. The conference call will be webcast live at http://services.choruscall.com/links/ctb160106 and may also be accessed through Cooper’s Investor Relations website at http://investors.coopertire.com/Events-and-Presentations, where a set of related slides will be posted. The audio portion of the webcast will be archived on this site within one hour following the presentation for a period of 90 days.

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About Cooper Tire & Rubber Company

Cooper Tire & Rubber Company (NYSE: CTB) is the parent company of a global family of companies that specializes in the design, manufacture, marketing and sale of passenger car and light truck tires. Cooper and its subsidiaries also sell medium truck, motorcycle and racing tires. Cooper’s headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design operations within its family of companies located in more than one dozen countries around the world. For more information on Cooper, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Forward-Looking Statements

This release contains what the Company believes are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the Company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the United States and other countries, or the performance of the Company itself, which involve uncertainty and risk.

Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates,” “expects,” “will,” “should,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.

These forward-looking statements include, among others, statements regarding the Company’s planned investments in CQT, the expected timing of the completion of the transaction, permits and regulatory approvals, expected synergies and benefits of the transaction and expectations about future business plans and prospective performance and opportunities. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein, including the timing to consummate the potential transaction, the ability and timing to obtain required permits and regulatory approvals and satisfy other closing conditions; the Company’s ability to finance planned investments in CQT, the Company’s ability to realize the benefits contemplated by the potential transaction and the Company’s ability to promptly and effectively integrate the business of CQT.

In addition, it is possible that the Company’s actual results may differ materially from projections or expectations due to a variety of factors, including but not limited to:

•	volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas or the unavailability of such raw materials or energy sources;
•	the failure of the Company’s suppliers to timely deliver products in accordance with contract specifications;
•	changes in economic and business conditions in the world;
•	failure to implement information technologies or related systems, including failure by the Company to successfully implement an ERP system;
•	increased competitive activity including actions by larger competitors or lower-cost producers;
•	the failure to achieve expected sales levels;
•	changes in the Company’s customer relationships, including loss of particular business for competitive or other reasons;
•	the ultimate outcome of litigation brought against the Company, including stockholders lawsuits relating to the terminated Apollo merger as well as product liability claims, in each case which could result in commitment of significant resources and time to defend and possible material damages against the Company or other unfavorable outcomes;
•	changes to tariffs or the imposition of new tariffs or trade restrictions, including changes related to the anti-dumping and countervailing duties for passenger car and light truck tires imported into the United States from China;

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Cooper – GRT Agreement--3

•	changes in pension expense and/or funding resulting from investment performance of the Company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations;
•	government regulatory and legislative initiatives including environmental and healthcare matters;
•	volatility in the capital and financial markets or changes to the credit markets and/or access to those markets;
•	changes in interest or foreign exchange rates;
•	an adverse change in the Company’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets;
•	the risks associated with doing business outside of the United States;
•	the failure to develop technologies, processes or products needed to support consumer demand;
•	technology advancements;
•	the inability to recover the costs to develop and test new products or processes;
•	a disruption in, or failure of, the Company’s information technology systems, including those related to cyber security, could adversely affect the Company’s business operations and financial performance;
•	the impact of labor problems, including labor disruptions at the Company, its joint venture, or at one or more of its large customers or suppliers;
•	failure to attract or retain key personnel;
•	consolidation among the Company’s competitors or customers;
•	inaccurate assumptions used in developing the Company’s strategic plan or operating plans or the inability or failure to successfully implement such plans;
•	risks relating to acquisitions, including the failure to successfully complete acquisitions or integrate them into operations or their related financings may impact liquidity and capital resources;
•	changes in the Company’s relationship with its joint-venture partner or suppliers, including any changes with respect to CCT’s production of Cooper-branded products;
•	the ability to find alternative sources for products supplied by CCT;
•	the inability to obtain and maintain price increases to offset higher production or material costs;
•	inability to adequately protect the Company’s intellectual property rights; and
•	inability to use deferred tax assets.

It is not possible to foresee or identify all such factors. Any forward-looking statement in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.

The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in the Company's periodic filings with the U. S. Securities and Exchange Commission (“SEC”).

Investor Contact:

Jerry Bialek

419.424.4165

investorrelations@coopertire.com

Media Contact:

Anne Roman

419.429.7189

alroman@coopertire.com